EXHIBIT 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-230014) of PennantPark Investment Corporation of our reports dated November 16, 2021 and November 16, 2020, relating to the consolidated financial statements of Ram Energy Holdings LLC as of and for the years ended September 30, 2022, 2021 and 2020, respectively, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

November 17, 2022